                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (the "Agreement") dated March 1, 2000 by and between Clark Refining & Marketing, Inc. (the "Company") and Jeffry N. Quinn (the "Executive").

     WHEREAS, the Company considers it essential to its best interests and the best interests of its stockholders to foster the employment of Executive by the Company during the term of this Agreement and Executive is willing to accept Executive's employment on the terms hereinafter set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1.   Term of Employment; Executive Representation.
     --------------------------------------------

     a. Employment Term.  Subject to the provisions of Section 8 of this
        ---------------
     Agreement, Executive shall be employed by the Company for the three-year period commencing on March 1, 2000 and ending on February 28, 2003 (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement. Notwithstanding the preceding sentence, commencing March 1, 2003, and on each anniversary thereof thereafter (each anniversary, an "Extension Date"), the Employment Term shall be automatically extended for an additional one-year period, unless either party provides the other party hereto with 60 days' written notice prior to the next Extension Date that the Employment Term shall not be so extended. For the avoidance of doubt, the term "Employment Term" shall include any extension that becomes applicable pursuant to the preceding sentence.

     b. Executive Representation.  Executive hereby represents to the Company
        ------------------------
     that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of the Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

2.   Position.
     --------

     a. While employed hereunder, Executive shall serve as the Company's Executive Vice-President-Legal, Human Resources, and Public Affairs and as an Executive Vice-President of Clark Refining Holdings, Inc. and Clark USA, Inc. Executive shall also serve as the Company's General Counsel, or such other title as shall denote his status as the chief legal officer of the Company. However, nothing contained herein shall in any way restrict the ability of the Company to assign Executive, with his consent, to other positions of equivalent status within the Company. In such positions, Executive shall have such duties and authority as shall be determined from time to time by the Board of Directors of the Company (the "Board"), and the Executive shall report directly to the Chief Executive Officer of the Company. If requested, the Executive shall also serve as a member of the Board or the boards of any affiliates of the Company without additional compensation.

     b. While employed hereunder, Executive will devote Executive's full business time and best efforts to the performance of Executive's duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly; provided that
                                                               --------
     nothing herein shall preclude Executive, subject to the prior approval of the Chief Executive Officer, from accepting appointment to the board of directors or trustees of any business corporation or any charitable organization, provided in each case, and in the aggregate, that such activities do not interfere with the performance of Executive's duties hereunder or conflict with Section 9. Any compensation earned by Executive for serving in such director or trustee capacity shall be the sole and exclusive property of Executive.

3.   Base Salary.   While employed hereunder, the Company shall pay Executive a
     -----------
base salary (the "Base Salary") at the annual rate of $282,500, payable in regular installments in accordance with the Company's usual payment practices. Executive shall be entitled to such increases in Executive's Base Salary, if any, as may be determined from time to time in the sole discretion of the Board, and any such increased Base Salary shall be deemed to be Executive's "Base Salary" for purposes of this Agreement.

4.   Bonuses.
     -------

     a.   Signing Bonus.  As consideration for Executive's entering into this
          -------------
     Agreement, the Company shall pay Executive a one-time signing bonus of $125,000, payable as soon as practicable after the date hereof.

     b.   Annual Bonus.  With respect to each calendar year while employed
          ------------
     hereunder, Executive shall be eligible to earn an annual bonus award pursuant to the Company's annual incentive plan (the "Annual Incentive Plan") in an amount to be determined at the sole discretion of the Board in consultation with the Chief Executive Officer. Executive's Annual Bonus Opportunity (as defined in the Annual Incentive Plan) shall be 150% of Base Salary and his Annual Target Bonus (as defined in the Annual Incentive
     Plan) shall be 100% of Base Salary. However, Executive's Annual Bonus Opportunity and Annual Target Bonus shall be subject to change based upon modifications made from time to time to the Annual Incentive Plan by the Company's management team, which team shall include the Executive, provided, however, that in any such modification of the Annual Incentive Plan Executive's Annual Bonus Opportunity and Annual Target Bonus shall be no less than that of other similarly situated officers of the Company, including any Executive Vice President thereof. Notwithstanding the foregoing, Executive shall be entitled to an annual bonus of at least $100,000 in respect of calendar year 2000.

5.   Equity Arrangements.  Executive shall be granted an option to purchase
     -------------------
120,000 shares of the common stock of Clark Refining Holdings Inc. (the "Common Stock") pursuant to the terms of the Clark Refining Holdings Inc. 1999 Stock Incentive Plan (the "Stock Incentive Plan"). The option shall have a per share exercise price of $9.90.

     The options for 60,000 shares shall vest ratably over the four years following the date hereof (1/4 per year), and the options for the remaining 60,000 shares shall vest on the seventh
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                                                                               3

anniversary of the grant date, or upon the achievement of the share prices set forth below for the Common Stock: (i) following an initial public offering, as an average closing price for any 180 day consecutive period, or (ii) in a Change in Control:

     Per Share Price                            % Vested
   ------------------                         ------------
     below    $12.00                                 0%
     $12.00 - $14.99                                10%
     $15.00 - $17.99                                20%
     $18.00 - $19.99                                30%
     $20.00 - $24.99                                50%
     $25.00 - $29.99                                75%
     above    $29.99                               100%

     The specific terms of such grant shall be set forth in a separate option agreement, and shall be subject to the terms of the Stock Incentive Plan.


6.   Employee Benefits.
     -----------------

     a.   Welfare and Pension Benefits.  The Company shall provide Executive
          ----------------------------
     during the term of his employment hereunder with coverage under all employee pension and welfare benefit programs, plans and practices in accordance with the terms thereof, which the Company generally makes available to its senior executives; provided, however, that the Company
                                         --------  -------
     shall reimburse Executive for the cost of COBRA continuation coverage (elected by Executive under his prior employer's group health plan) during the first 30 days of the Employment Term (after which time Executive will be eligible for coverage under the Company's medical plan pursuant to this
     Section 6(a)).

     b.   Vacation and Other Perquisites.  Executive shall also be entitled to
          ------------------------------
     such number of paid vacation and sick leave days in each calendar year as established under the Company's policies as in effect from time to time, which shall be taken at such times as are consistent with Executive's responsibilities hereunder. In addition, the Company shall reimburse Executive for the reasonable cost of financial, estate and tax preparation and planning services listed on Exhibit A incurred by Executive during the calendar year 2000, upon presentation by Executive from time to time of appropriately itemized accounts of such expenditures. Such accounts shall be subject to approval by the Chief Executive Officer.

7.   Business Expenses.   Executive is authorized to incur reasonable expenses
     -----------------
in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel and similar items related to such duties and responsibilities. The Company will reimburse Executive for all such expenses upon presentation by Executive from time to time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures.

8.   Termination.  The Executive's employment hereunder may be terminated by
     -----------
either party at any time and for any reason; provided that Executive will be
                                             --------
required to give the Company at least 60 days advance written notice of any resignation of Executive's employment. Notwithstanding any other provision of this Agreement, the provisions of this Section 8 shall exclusively govern Executive's rights upon termination of employment with the Company and its affiliates. Upon termination of Executive's employment for any reason, Executive agrees to resign, as of the date of such termination, from the Board and the board of directors of any of the Company's affiliates.

     a.   By the Company For Cause or by Executive Resignation Without Good
          -----------------------------------------------------------------
Reason.
------

          (i) Executive's employment hereunder may be terminated by the Company for Cause (as defined below) at any time or, upon 60 days prior written notice, by Executive without Good Reason (as defined below).

          (ii) For purposes of this Agreement, "Cause" shall mean (A) Executive's continued failure to substantially perform Executive's duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to Executive of such failure,
          (B) dishonesty in the performance of Executive's duties hereunder, (C) an act or acts on Executive's part constituting (x) a felony under the laws of Missouri or (y) a misdemeanor involving moral turpitude, (D) Executive's willful malfeasance or willful misconduct in connection with Executive's duties hereunder or any act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, (E) Executive's breach of the restrictive covenants set forth in Section 9 hereof or (F) Executive's failure to substantially perform Executive's duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) at the Company's location in the St. Louis, Missouri metropolitan area, except as otherwise required by the Company.

          (iii) If Executive's employment is terminated by the Company for Cause or by Executive without Good Reason, Executive shall be entitled to receive:

               (A) the Base Salary through the date of termination;

               (B) any annual bonus earned but unpaid as of the date of termination for any previously completed calendar year;

               (C) reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to the date of Executive's termination; and

               (D) such employee benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Company (the amounts

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                                                                               5


               described in clauses (A) through (D) hereof being referred to as the "Accrued Rights").

          Following such termination of Executive's employment by the Company for Cause or by Executive without Good Reason, except as set forth in this
     Section 8(a), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

     b.   Disability or Death.
          -------------------

          (i) Executive's employment hereunder shall terminate upon Executive's death or if Executive becomes physically or mentally incapacitated, as determined pursuant to the Company's long-term disability program as may be in effect from time to time (the "LTD Program"), and is therefore unable, for a period of time as determined under the LTD Program, to perform Executive's duties (such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

          (ii) Upon termination of Executive's employment hereunder for either Disability or death, Executive or Executive's estate (as the case may be) shall be entitled to receive:

               (A)  the Accrued Rights; and

               (B) a pro rata portion of Executive's annual target bonus based upon the percentage of the calendar year that shall have elapsed through the date of termination of the Executive's employment, payable when such bonus would have otherwise been payable had Executive's employment not terminated.

          Following Executive's termination of employment due to death or Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

     c.   By the Company Without Cause, Expiration of Employment Term, or
          ---------------------------------------------------------------
Resignation by Executive for Good Reason.
----------------------------------------

          (i) The Executive's employment hereunder may be terminated by the Company without Cause, by the Company's election not to extend the Employment Term, or, upon 60 days prior written notice, by Executive's resignation for Good Reason.

          (ii) In the event that the Company elects not to extend the Employment Term pursuant to Section 1, unless Executive's employment is earlier terminated pursuant to paragraphs (a), (b) or (c) of this Section 8, Executive's termination of employment hereunder (whether or not Executive continues as an employee of the Company thereafter) shall be deemed to occur on the close of business on the day immediately preceding the next scheduled Extension Date.

          (iii) For purposes of this Agreement, "Good Reason" shall mean: (A) a reduction in Executive's Base Salary or annual bonus opportunity or target bonus (other than any general salary reduction affecting at least the majority of salaried employees or annual incentive plan changes affecting all similarly situated officers of the Company, including any Executive Vice President, and provided that the establishment of reasonable performance targets by the Board will not constitute a reduction of annual bonus opportunity or target bonus),
          (B) a substantial diminution of Executive's duties and responsibilities, or (C) a transfer of Executive's primary workplace by more than thirty-five (35) miles from the Executive's workplace immediately prior to such transfer.

               Notwithstanding the foregoing, none of the events described in clauses (A), (B) or (C) of this Section 8(c)(ii) shall constitute Good Reason unless Executive shall have notified the Company in
                      ------
          writing describing the events which constitute Good Reason and then only if the Company shall have failed to cure such event within thirty
          (30) days after the Company's receipt of such written notice.
          However, any termination of Executive's employment by the Company after delivery by the Executive to the Company of such notice shall be deemed to be a termination without Cause if Good Reason did exist at the time such notice was given by Executive.

          (iv) If Executive's employment is terminated by the Company without Cause (other than by reason of death or Disability), as a result of the Company's nonrenewal of the Employment Term pursuant to Section 1 hereof, or by Executive's resignation for Good Reason, Executive shall be entitled to receive:

               (A)  the Accrued Rights; and

               (B) subject to Executive's continued compliance with the provisions of Section 9, an amount equal to two (the "Severance Multiplier") times the sum of the (1) then Base Salary and (2) then annual target bonus, payable in accordance with normal payroll practices of the Company in substantially equal installments over the 24 month period following termination of employment; provided that the aggregate
                                                    --------
               amount described in this clause (B) shall be reduced by the present value of any other cash severance or termination benefits payable to Executive under any other plans, programs or arrangements of the Company or its affiliates.

                    Notwithstanding the foregoing, in the event Executive's
               employment is terminated under this Section 8(c) at any time following a Change of Control (defined below), the Severance Multiplier shall be increased from two to three, and any severance amounts payable pursuant to Section 8(c)(iv)(B) shall be payable in the form of a single, lump sum cash payment within 10 days following termination of employment.


               (C) The Company, at its expense, shall provide the Executive with the reasonable job relocation counseling services of a firm chosen from time to time by the Executive, for a period not to exceed 18 months after the Date of Termination.

               (D) The Company shall maintain in full force and effect, for the Executive's continued benefit, until the earlier of (1) one year after the date of the termination of Executive's employment or
               (2) the Executive's commencement of full time employment with a new employer, all life insurance, medical, dental, health and accident and disability plans, programs or arrangements in which the Executive was entitled to participate immediately prior to the termination of Executive's employment at a cost to the Executive no greater than the Executive paid while employed by the Company, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation is barred, the Company shall arrange to provide the Executive, at the Company's expense, with benefits substantially similar to those which the Executive is entitled to receive under such plans, programs or arrangements, or pay cash in an amount after tax sufficient to enable the Executive to purchase substantially similar coverage for a one year period on an individual basis, at a cost to the Executive no greater than the Executive paid while employed. In the case of the Executive's commencement of full time employment with a new employer within the one year period, the Company agrees to make up any differential in benefits between what the Executive would have received from the Company in the one year period and what the Executive receives from his new employer, so that the Executive is ensured of receiving the same benefits which he would have been entitled to receive from the Company had his employment with the Company continued for the one year period at a cost to the Executive no greater than the Executive paid while employed.

          Following Executive's termination of employment by the Company without Cause (other than by reason of Executive's death or Disability), as a result of the Company's nonrenewal of the Employment Term pursuant to
     Section 1 hereof, or by Executive's resignation for Good Reason, except as set forth in this Section 8(c), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

     d. Notice of Termination.  Any purported termination of employment by the
        ---------------------
     Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11(h) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

     e.  Definition of Change of Control.  For purposes hereof, "Change of
         -------------------------------
     Control" shall mean any transaction, the result of which is that any Person (an "Acquiring Person") other than (i) Blackstone (defined below) or (ii) any Person, a majority of whose voting equity is owned by Blackstone, becomes the beneficial owner, directly or indirectly, of shares of stock of the Company or Clark US, Inc. entitling such Acquiring Person to exercise 50% or more of the total voting power of all classes of stock of the Company or Clark USA, Inc., as the case may be, entitled to vote in elections of directors. For purposes hereof, "Blackstone" shall mean, collectively, The Blackstone Group, Blackstone Capital Partners III Merchant Banking Fund L.P., and their affiliates (other than the Company and its subsidiaries) and "Person" shall mean a "person" as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended.

     f. (i) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, or by any other member of the same affiliated group with the Company (as determined under Code Section 280G(d)(5)) for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (other than interest or penalties incurred as a result of the failure of the Executive to file any tax return, or pay any tax (except any such failure to pay tax in accordance with the terms hereof), required by applicable law or to be filed or paid by the Executive) (such tax together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of taxes (including payroll taxes and any interest or penalties imposed with respect to such taxes, other than interest or penalties imposed as a result of the failure of the Executive to file any tax return or pay any tax (except any such failure to pay tax in accordance with the terms hereof), required by applicable law to be filed or paid by the Executive), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto, other than interest or penalties imposed as a result of the failure of the Executive to file any tax return or pay any tax (except any such failure to pay tax in accordance with the terms hereof), required by applicable law to be filed or paid by the Executive) and the Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (ii) Subject to the provisions of subsection 8(g)(iii), all determinations required to be made under this subsection 8(g), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP or, if Deloitte & Touche LLP is unable or unwilling to serve, then such nationally recognized accounting firm as the Company shall select (Deloitte & Touche LLP or such other accounting firm being the "Accounting Firm" ), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8(g), shall be paid by the Company to the Executive within five (5) days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to subsection 8(g)(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

          (iii) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprize the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (A) give the Company any information requested by the Company relating to such claim;

               (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

               (C) cooperate with the Company in good faith in order to effectively contest such claim; and

               (D) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto, other than interest or penalties imposed as a result of the failure of the Executive to file any tax return or pay any tax (except any such failure to pay tax in accordance with the terms hereof), required by applicable law to be filed or paid by the Executive) imposed as a result of such representation and payment of costs and expenses, Without limitation on the foregoing provisions of this subsection 8(g)(iii), the Company shall control all proceedings taken in connection with such content and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that of the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any excise Tax or income tax (including interest or penalties with respect thereto, other than interest or penalties imposed as a result of the failure of the Executive to file any tax return or pay any tax (except any such failure to pay tax in accordance with the terms hereof), required by applicable law to be filed or paid by the Executive) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if the Executive is required to extend the statute of limitations to enable the Company to contest such claim, the Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to subsection 8(g)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of subsection 8(g)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to subsection 8(g)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

9.   Nondisclosure of Confidential Information; Non-Solicitation.
     -----------------------------------------------------------

     a. At any time during or for a period of three years after Executive's employment with the Company, Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as hereinafter defined) pertaining to the business of the Company or any of its subsidiaries, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information. For purposes of this Section 8(a), "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, and other non-public, proprietary and confidential information of the Company, its subsidiaries, Blackstone (defined above), and their respective affiliates as in existence as of the date of Executive's termination of employment that, in any case, is not otherwise available to the public (other than by Executive's breach of the terms hereof).

     b. In the course of Executive's employment Executive will acquire knowledge of Confidential Information and trade secrets. Executive acknowledges that the Confidential Information and trade secrets which the Company has provided and will provide to him could play a significant role were he to directly or indirectly be engaged in any business that competes with the Company or its subsidiaries. Executive agrees that, without the prior written consent of the Company, (i) during his employment with the Company and for a period of two years thereafter he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit the business of any person or entity that has been a client or customer of the Company or its subsidiaries at any time during the 12 months immediately preceding such solicitation, and (ii) during his employment with the Company or for a period of one year thereafter he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any person who has been employed by the Company, its subsidiaries, or Blackstone in an executive or management capacity at any time during the 12 months immediately preceding such solicitation.

     c. Executive and the Company agree that the foregoing covenants not to solicit are a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraints are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as, to the court, shall appear not reasonable and to enforce the remainder of the covenant as so amended.

10.  Specific Performance.  Executive acknowledges and agrees that the Company's
     --------------------
remedies at law for a breach or threatened breach of any of the provisions of
Section 9 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

11.  Miscellaneous.
     -------------

     a.  Governing Law.  This Agreement shall be governed by and construed in
         -------------
     accordance with the laws of the State of Missouri, without regard to conflicts of laws principles thereof.

     b.  Entire Agreement/Amendments.  This Agreement contains the entire
         ---------------------------
     understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto. This Agreement supercedes all prior agreements and understandings (including verbal agreements) between Executive and the Company and/or its affiliates regarding the terms and conditions of Executive's employment with the Company and/or its affiliates

     c.  No Waiver.  The failure of a party to insist upon strict adherence to
         ---------
     any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     d.  Severability.  In the event that any one or more of the provisions of
         ------------
     this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     e.  Assignment.  This Agreement shall not be assignable by Executive.  This
         ----------
     Agreement may be assigned by the Company to a company which is a successor in interest to substantially all of the business operations of the Company. Such assignment shall become effective when the Company notifies Executive of such assignment or at such later date as may be specified in such notice. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company, provided that any assignee expressly assumes the obligations,
              --------
     rights and privileges of this Agreement.

     Mitigation.  If the Executive's employment hereunder is terminated for any
     ----------
     reason, the Executive shall not be subject to any duty or obligation to seek alternate employment or other sources of income or benefits, or to mitigate his damages, or to any similar duty or obligation, and, except as specifically provided with respect to the continuation of benefits, all payment and other obligations of the Company under this Agreement shall not be subject to any rights of set-off, duty to mitigate or other reduction, and shall be paid and performed in full notwithstanding any alternate employment or other sources of income or benefits obtained or received or receivable by the Executive.

     g.  Successors; Binding Agreement.  This Agreement shall inure to the
         -----------------------------
     benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

     h.  Notice.  For the purpose of this Agreement, notices and all other
         ------
     communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     If to the Company:
     Clark Refining & Marketing, Inc.
     c/o Clark USA, Inc.
     8182 Maryland Avenue
     Clayton, Missouri 63105
     Attention:  Corporate Secretary
     If to Executive:
     To the most recent address of Executive set forth in the personnel records of the Company.

     i.  Withholding Taxes.  The Company may withhold from any amounts payable
         -----------------
     under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

     j.  Counterparts.  This Agreement may be signed in counterparts, each of
         ------------
     which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     k.  Legal and Professional Fees. The Corporation shall pay to the Executive
         ---------------------------
     all reasonable legal and professional fees and expenses incurred by the Executive in seeking to obtain or enforce any right or benefit provided by this Agreement.



          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              CLARK REFINING & MARKETING, INC.:


                              By:________________________
                              Name:
                              Title:

                              JEFFRY N. QUINN:

                              ___________________________
                              245 Litchford Court
                              Creve Coeur, Missouri 63141

                                   EXHIBIT A
          (Financial, Estate and Tax Preparation and Planning Services)


          .  Financial consulting services from AYCO, Inc.

          .  Estate planning work rendered by Gerald Zaft, Attorney-At-Law.

          . Tax preparation and planning services for 2000 performed by AYCO, Inc.